UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

(Registrant's telephone number, including area code) (713) 683-0800

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2008 (the “Closing Date”), Index Oil and Gas Inc. (the “Company”) closed on a private placement offering (the “Offering”) in which it sold an aggregate 5,541,182 units (the "Units") of its securities at a price of $0.50 per Unit, each Unit consisting of 1 share of common stock, $0.001 par value (the “Common Stock”), and one loyalty warrant to purchase  ”) to purchase 0.50 share of Common Stock, at a purchase price of $0.50 per unit of the Company (the “Loyalty Warrant”), for aggregate gross proceeds of approximately $2.77 million. The Units were sold pursuant to a Securities Purchase Agreement (the “Agreement”) entered into by and between the Company and the purchasers named on the signature page thereto (the “Purchasers”). The net proceeds of the Offering are expected to be used as working capital and for general corporate purposes of the Company.

The shares of Common Stock included in the Units will be restricted securities under Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Common Stock shares will bear a restrictive legend stating these resale restrictions.

The Loyalty Warrants shall not be exercisable until the second anniversary of the Closing Date. Additionally, the Loyalty Warrants shall only be exercisable if the Purchaser of the Loyalty Warrant has not sold or disposed of all of the shares of Common Stock acquired as part of the Units prior to its becoming exercisable on the second anniversary of the Closing.  If the Holder of this Warrant has sold or disposed of some of the shares of Common Stock purchased under the Agreement, then the Loyalty Warrant shall only be exercisable for the number of unsold shares on the second anniversary of the Closing.  If all of the shares of Common Stock of a Purchaser purchased under the Agreement have been sold, then the Loyalty Warrant shall be non-exercisable and shall be rendered null and void.

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to $276,840.13, paid to ICP representing approximately 10% of the Offering proceeds and (ii) approximately $95,132 in legal fees.  ICP had no obligation to buy any Unites of Common Stock from us. In addition, we agreed to indemnify the ICP and other persons against specific liabilities under the Act.

All of the foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers who received shares under Regulation S are U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 3.02 Unregistered Sales of Equity Securities.

 See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement entered into by and among Index Oil and Gas Inc. and the purchasers named on the signature page thereto. (Filed herewith).

10.2	Form of Loyalty Warrant issued by Index Oil and Gas Inc. to the purchasers named on the signature page of the Securities Purchase Agreement. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil and Gas Inc.

Dated: February 29, 2008	By:	/s/ Lyndon West
Name: Lyndon West
Title: Chief Executive Officer

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